Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

WEST COAST REALTY TRUST, INC.

(a Maryland Corporation)

(adopted effective as of September 4, 2012)

ARTICLE 1

OFFICES

SECTION 1.1.     Principal Office. The principal offices of West Coast Realty Trust, Inc., a Maryland corporation (the “Corporation”) shall be in such location as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

SECTION 1.2.     Other Offices. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.1.     Place of Meeting; Chairman. All meetings of stockholders shall be held at such place, either within or without the State of Maryland, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Notwithstanding the foregoing but subject to the requirements of the Maryland General Corporation Law (as amended, and together with any successor statute, the “MGCL”), the Board of Directors may determine that the meeting not be held at any place but instead be held solely by means of remote communication. The Chairman of the Board of the Corporation (the “Chairman of the Board”) or any other person specifically designated by the Board of Directors shall act as the Chairman for any meeting of stockholders of the Corporation. The Chairman of the Board (or his or her designee) shall have full authority to control the process of any stockholder meeting, including, without limitation, determining whether any proposals or nominations were properly brought before such meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman of the Board (or his or her designee) shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, requiring ballots by written consent (except as limited by the Corporation’s Charter (the “Charter”) or by the MGCL, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

SECTION 2.2.     Annual Meetings. The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors.

SECTION 2.3.      Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise proscribed by the MGCL or by the Charter: (i) may be called exclusively by the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Corporation or an action of the Board of Directors or (ii) subject to Section 2.5(c), shall be called by the Secretary of the Corporation upon the request in writing of the stockholders of record, and only of record, owning not less than a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote at the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

1

SECTION 2.4.     Notice of Meeting; Postponements. The Board of Directors shall have the sole power to fix the date, time and place, if any, and the means of remote communications, if any, by which stockholders or proxy holders may be deemed to be present in person and able to vote at any annual or special meeting of stockholders of the corporation, and written notice thereof and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of the action, written notice of the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat or to receive notice thereof not less than ten (10) nor more than ninety (90) days before the meeting, which notice shall be signed by the Chairman of the Board, the President or the Secretary of the Corporation (the “Secretary”). Any meeting of the stockholders of the Corporation, whether annual or special, may be postponed by the Board of Directors prior to the meeting by sending notice to the stockholders entitled to vote at or to receive notice of the meeting, such notice to be given in the manner described in Section 5.1.2.

SECTION 2.5.      Business Conducted at Meetings.

Section 2.5.1       (a) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be:

(i)          specified in the notice of meeting (or any supplement thereto provided within the notice period specified in Section 2.4) given by or at the direction of the Chairman of the Board, the President or the Board of Directors;

(ii)         properly brought before the meeting by or at the direction of the Board of Directors; or

(iii)        properly brought before the meeting by any stockholder of the Corporation (subject to Section 2.3 of these Amended and Restated Bylaws (the “Bylaws”)) who complies with the advance notice and/or other procedures set forth in this Section 2.5 and/or Section 2.6.

(b)          Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause 2.5.1(a)(iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.6.2 hereof and this Section 2.5.1 shall not be applicable to director nominations to the extent it is inconsistent with Section 2.6.2.

(c)          In addition to any other applicable requirements set forth in these Bylaws, the U.S. federal securities laws or otherwise, for business to be properly brought before a meeting called by stockholders, such stockholder(s) must comply with the requirements of this Section 2.5(c)

2

(i)          Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the information required by Section 2.5.3 and shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the Secretary.

(ii)         In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date.

(iii)        The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (ii) of this Section 2.5.1(c), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(iv)        In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held on such date, time and place, if any, and the means of remote communications, if any, by which stockholders or proxy holders may be deemed to be present in person and able to vote at such special meeting, as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and, provided further, that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a business day (as defined below), on the first preceding business day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

(v)         A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.

3

Section 2.5.2       The proposal of business to be considered by the stockholders at an annual meeting may be made by any stockholder of the Corporation who was a stockholder of record at the time of the giving of notice by the stockholder as provided for in this Section 2.5.2, as of the record date of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has timely complied with the notice procedures set forth in this Section 2.5.2 and in Section 2.5.3 as to such business. To be timely, a stockholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the annual meeting of stockholders; provided, however, that with respect to the first annual meeting of stockholders or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first given or made (which shall include the making of any and all filings of the Corporation made on the EDGAR system of the U.S. Securities and Exchange Commission (“SEC”) or any similar public database maintained by the SEC, whichever first occurs). In no event shall any postponement or adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder notice as described above.

Section 2.5.3       A record stockholders’ notice to the Secretary pursuant to Section 2.5.2 shall set forth in writing as to each matter the stockholder(s) propose to bring before the meeting: (a) a detailed description of the business desired to be brought before the meeting and the reasons for proposing such business, including the complete text of any resolutions or Charter amendments proposed for consideration, (b) the name and address, as they appear on the Corporation’s books, of the stockholders proposing such business, (c) the class and number of shares of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the stockholders and each of its affiliates (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule thereto (“Rule 144”)), including any shares of the Corporation owned or controlled via derivatives, synthetic securities, hedged positions and other economic and voting mechanisms, (d) any material interest of the stockholders in such proposed business and any agreements or understandings to which such stockholders are a party which relate in any way, directly or indirectly, to the proposed business to be conducted, including a description of all arrangements or understandings between such stockholder and any other person or persons (including their names), (e) a representation as to whether or not such stockholder intends to solicit proxies; (f) a representation as to whether or not such stockholder intends to appear in person or by proxy at the applicable meeting, (g) any pending or threatened litigation in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (g) such other information regarding the stockholder in his, her or its capacity as a proponent of a stockholder proposal that would be required to be disclosed in a proxy statement or other filing with the SEC required to be made in connection with the contested solicitation of proxies pursuant to the SEC’s proxy rules (whether or not a contested election is involved).

4

Section 2.5.4       Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5. The Chairman of the meeting shall, in his or her sole discretion, determine and declare to the meeting whether or not any business was properly brought before the meeting. Any such business not properly brought before the meeting shall not be transacted. If and to the extent that shares of the Corporation’s capital stock is registered under or the Corporation is otherwise subject to the reporting requirements of the Exchange Act, nothing in this Section 2.5 or in Section 2.6 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC. Notwithstanding the foregoing, the advance notice provisions of these Bylaws shall apply to all stockholder proposals regardless of whether such proposal is sought to be included in the Corporation’s proxy statement or in a separate proxy statement.

SECTION 2.6.    Nomination of Directors. Nomination of candidates for election as directors of the Corporation at any annual meeting or at any special meeting of stockholders called for the election of directors (an “Election Meeting”), must be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures.

Section 2.6.1.      Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting. At the request of the Secretary, and if and to the extent that shares of the Corporation’s capital stock is registered under or the Corporation is otherwise subject to the reporting requirements of the Exchange Act, each proposed nominee nominated by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the SEC and any applicable securities exchange, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

Section 2.6.2.      The exclusive means by which a stockholder may nominate a director shall be by delivery of a notice to the Secretary: (i) with respect to annual meetings that are Election Meetings, within the time period set forth in Section 2.5.2 and (ii) with respect to special meetings that are Election Meetings, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public disclosure of the date of the special meeting is first given or made (which shall include the making of any and all filings of the Corporation made on the SEC’s EDGAR or any similar public database maintained by the SEC, whichever first occurs) and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any postponement or adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a stockholders’ notice as described above. The notice shall set forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Corporation owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees (whether or not a contested election is involved). Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. In addition, any stockholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant to Section 2.6.3 of these Bylaws. A stockholder intending to nominate one or more candidates for election as directors must comply with the advance notice Bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting. Such nominations may only be made by a stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.6.2, on the record date for the Election Meeting and at the time of the Election Meeting, and who is entitled to vote at the Election Meeting.

5

Section 2.6.3      To be eligible to be a director nominee nominated by a stockholder or stockholders for election or reelection as a director of the Corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.6.2 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire (the “Questionnaire”) with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form approved by the Corporation and provided by the Secretary or such Secretary’s designee) and a written representation and agreement that such person: (a) will abide by the requirements of these Bylaws and the Charter as in effect at the time of their nomination and as validly amended, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. If, prior to the Election Meeting, there is a change in any information set forth on the Questionnaire, then such director candidate shall promptly notify the Secretary by submitting a revised Questionnaire.

Section 2.6.4.      In the event that a person is validly designated by the Board of Directors as a nominee in accordance with this Section 2.6 and shall thereafter become unable or willing to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee who meets all applicable standards under these Bylaws.

Section 2.6.5.      If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 2.7.      Quorum; Adjournment.

Section 2.7.1       The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy in order to constitute a quorum as to such class vote, and except as otherwise provided by the MGCL or by the Charter. For the purposes of establishing whether a quorum is present, all shares of stock present and entitled to vote, including abstentions and broker non-votes, shall be counted. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time as provided in Section 2.7.2. The stockholders who are entitled to vote and are present at any duly called and convened meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

6

Section 2.7.2       Notwithstanding any other provision of the Charter or these Bylaws, at any annual or special meeting of stockholders of the Corporation, whether or not a quorum is present, the Chairman of the Board or the person presiding as Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. In addition, upon motion of the Chairman of the Board or the person presiding as Chairman of the meeting, the question of adjournment may be submitted to a vote of the stockholders, and, in any such case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares of stock present and entitled to vote with respect to the matter or matters adjourned, and without notice other than announcement at the meeting. Unless a proxy is otherwise limited in this regard, any shares of stock present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. A meeting may not be adjourned to a date more than one hundred twenty (120) days after the original record date without further notice of the adjourned meeting date.

SECTION 2.8.      Voting; Proxies.

Section 2.8.1       Except as provided for below or in the Charter or by applicable law, rule or regulation, when a quorum is present at any meeting of the stockholders (a) any action by the stockholders on a matter except the election of directors shall be approved if approved by the majority of the votes cast and (b) a plurality of all the votes cast shall be sufficient to elect a director. Each nominee for director shall be elected by the majority of the votes cast (which includes votes withheld) with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

Section 2.8.2       Every stockholder having the right to vote shall be entitled to vote in person, or by proxy: (a) appointed by an instrument in writing subscribed by such stockholder or by his or her duly authorized attorney or (b) authorized by telephone or the transmission of an electronic record by the stockholder to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the authorization subject to any procedures the Board of Directors may adopt from time to time, and the placing of a stockholder’s name on a proxy pursuant to such authorization shall constitute execution of such proxy by or on behalf of such stockholder; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. If such instrument or record shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1). Unless required by the MGCL or determined by the Chairman of the meeting to be advisable, the vote on any matter need not be by written ballot. No stockholder shall have cumulative voting rights.

7

SECTION 2.9.     Fixing Record Date. The Board of Directors may fix in advance a record date for stockholders who are entitled to any notice of or to vote at any meeting of stockholders, which record date shall not be more than ninety (90) prior to the date of the notice or the date of the meeting (except as permitted by Section 2.7.2) nor less than ten (10) days preceding the date of any such meeting of stockholders). In addition, the Board of Directors may fix, in advance, a date not more than ninety (90) days preceding the date for payment of any dividend or the making of any distribution, or the allotment of any other rights, as a record date for the determination of the stockholders entitled to receive any such dividend, distribution or allotment of rights. In any such case such stockholders and only such stockholders as shall be stockholders of record on the record date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof or to receive any such dividend, distribution or allotment of rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date.

SECTION 2.10.   Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE 3

BOARD OF DIRECTORS

SECTION 3.1.      Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws directed or required to be exercised or done by the stockholders. Subject to compliance with the provisions of the MGCL, the powers of the Board of Directors shall include the power to make a liquidating distribution of the assets, and wind up the affairs of, the Corporation. All acts done at any meeting of the Board of Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

SECTION 3.2.      Number, Qualifications Term.

Section 3.2.1       The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than nine (9). Within the limits above specified, the number of the directors of the Corporation shall be determined solely in the discretion of the Board of Directors by resolution adopted by a majority of the entire Board of Directors. Directors need not be residents of Maryland or stockholders of the Corporation. Each director shall be at least eighteen (18) years of age. The Board of Directors may adopt qualification requirements or other criteria for Directors from time to time, and any such qualification requirements or criteria shall be deemed incorporated by reference into these Bylaws.

8

Section 3.2.2       Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 3.3.      Vacancies, Additional Directors; Removal From Office; Resignation.

Section 3.3.1       Prior to the effectiveness of the Corporation’s election in its Charter to be subject to Section 3-804(c) of the MGCL: (i) any vacancies in the Board of Directors arising from an increase in the number of Directors may be filled by a vote of a majority of the entire Board of Directors and (ii) any vacancies in the Board of Directors arising from death, resignation, removal, disqualification or any other cause may be filled by a vote of the majority of the remaining Directors even though that majority is less than a quorum. Upon the effectiveness of the Corporation’s election in its Charter to be subject to Section 3-804(c) of the MGCL, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 3.3.2       No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.3.3       Any director may resign or voluntarily retire upon giving written notice to the Chairman of the Board or the Board of Directors. Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the Board of Directors may elect a successor to take office when the retirement or resignation becomes effective.

SECTION 3.4.     Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without notice other than this Bylaw provision, at the place of, and immediately prior to and/or following, the annual meeting of stockholders. Other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Maryland, without other notice than such resolution; provided, however, that notice (in the manner provided for special meetings of the Board of Directors) of every determination of the Board of Directors fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such time and place was fixed or such change was made.

SECTION 3.5.     Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of a majority of the directors. The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Maryland, as the time and place for holding such meeting.

SECTION 3.6.     Notice of Special Meeting; Waiver of Notice. Notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of a special meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter when notice is required by the MGCL.

9

SECTION 3.7.     Quorum. A majority of the Board of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the MGCL, by the Charter or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

SECTION 3.8.     Action Without Meeting. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article 4 of these Bylaws, may be taken without a meeting, if a unanimous consent thereto which sets forth the action is given in writing or by electronic transmission by all of the members of the Board of Directors or of such committee, as the case may be, and filed in paper or electronic form with the minutes of the proceedings of the Board of Directors or such committee

SECTION 3.9.     Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by telephone conference or similar communications method (including by means of the Internet) so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

SECTION 3.10.   Compensation. Directors, as such, may receive reasonable compensation for their services, which shall be set by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving additional compensation therefor. Members of special or standing committees may be allowed like compensation for their services on committees.

SECTION 3.11.   Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

ARTICLE 4

COMMITTEES OF DIRECTORS

SECTION 4.1.     Generally. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more special or standing committees, each such committee to consist of one or more of the directors of the Corporation. Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except as delegated by these Bylaws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

10

SECTION 4.2.     Committee Operations. A majority of a committee shall constitute a quorum for the transaction of any committee business. Such committee or committees shall have such name or names and such limitations of authority as provided in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The Corporation shall pay all expenses of committee operations. The Board of Directors may designate one or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.3.    Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Corporation’s Secretary, any Assistant Secretary or any other designated person shall (a) serve as the Secretary of the special or standing committees of the Board of Directors of the Corporation, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.

ARTICLE 5

NOTICE

SECTION 5.1.      Methods of Giving Notice.

SECTION 5.1.1. Notice to Directors or Committee Members. Whenever under the provisions of the MGCL, the Charter or these Bylaws, notice is required to be given to any director or member of any committee of the Board of Directors, personal notice is not required but such notice may be: (a) given in writing and mailed to such director or committee member, (b) sent by electronic transmission (including via e-mail) to such director or committee member, or (c) given orally or by telephone; provided, however, that any notice from a stockholder to any director or member of any committee of the Board of Directors must be given in writing and mailed to such director or member and shall be deemed to be given upon receipt by such director or member. If mailed, notice to a director or member of a committee of the Board of Directors shall be deemed to be given when deposited in the United States mail first class, or by overnight courier, in a sealed envelope, with postage thereon prepaid, addressed, to such person at his or her business address. If sent by electronic transmission, notice to a director or member of a committee of the Board of Directors shall be deemed to be given if by (i) facsimile transmission, when receipt of the fax is confirmed electronically, (ii) electronic mail, when delivered to an electronic mail address of the director or member, (iii) a posting on an electronic network together with a separate notice to the director or member of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when delivered to the director or member.

SECTION 5.1.2. Notices to Stockholders. Whenever under the provisions of the MGCL, the Charter or these Bylaws, notice is required to be given to any stockholder, personal notice is not required but such notice may be given: (a) in writing and mailed to such stockholder, (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given or (c) as otherwise permitted by the SEC. If mailed, notice to a stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If sent by electronic transmission, notice to a stockholder shall be deemed to be given if by (i) facsimile transmission, when directed to a number at which the stockholder receives facsimiles, (ii) electronic mail, when directed to an electronic mail address at which the stockholder receivers electronic mail, or (iii) any other form of electronic transmission, when directed to the stockholder and as permitted by the MGCL. The Corporation may not provide notice to a stockholder by electronic transmission if the Corporation has received a request from a stockholder that notices not be sent by electronic transmission.

11

SECTION 5.2.     Written Waiver. Whenever any notice is required to be given by the MGCL, the Charter or these Bylaws, a waiver thereof in a signed writing or sent by the transmission of an electronic record attributed to the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 6

OFFICERS

SECTION 6.1.     Officers. The officers of the Corporation shall include the Chairman of the Board, the President, the Treasurer and the Secretary. The officers of the Corporation may include a Chief Financial Officer and such other officers and agents with such titles as the Board of Directors may prescribe, including, without limitation, one or more Vice Presidents of any class or designation, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by these Bylaws, the Board of Directors or President, as applicable. Any two or more offices may be held by the same person other than President and Vice President. The Chairman of the Board shall be elected from among the directors. No officer (other than the Chairman of the Board) need be a director, and no officer need be a stockholder of the Corporation. Except as provided in these Bylaws, the Board of Directors may delegate to any officer of the Corporation the power to appoint other officers and to prescribe their respective duties and powers.

SECTION 6.2.     Election and Term of Office. All executive officers of the Corporation (including the President, Chief Executive Officer and Chairman of the Board), as well as the Treasurer and Secretary shall be elected only by, and shall serve only at the pleasure of, the Board of Directors. All non-executive officers of the Corporation may be appointed as the Board of Directors or President deem necessary. All officers of the Corporation shall be elected or ratified annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible (or, in the case of those officers elected or appointed other than by the Board of Directors, ratified at the Board of Directors’ first regular meeting held following their election or appointment or as soon thereafter as conveniently possible). Each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal, or until he or she shall cease to be a director in the case of the Chairman of the Board.

SECTION 6.3.     Removal and Resignation. Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors whenever in their judgment the best interests of the Corporation shall be served thereby, but such right of removal and any purported removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any executive officer or other officer or agent may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

12

SECTION 6.4.     Vacancies. Any vacancy occurring in any required office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. Any vacancy in any other office may be filled as the Board of Directors, the Chairman of the Board or President deem necessary.

SECTION 6.5.     Compensation. The compensation of the Chairman of the Board, the President shall be determined by the Board of Directors or a designated committee thereof. Compensation of all other officers of the Corporation shall be determined by the President in consultation with the Board of Directors or a designated committee thereof. No officer who is also a director shall be prevented from receiving such compensation by reason of his or her also being a director.

SECTION 6.6.     Chairman of the Board. The Chairman of the Board (who may also be designated as Executive Chairman if serving as an employee of the Corporation), shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the Chairman of the Board’s absence, such duties shall be attended to by any vice chairman of the Board of Directors, or if there is no vice chairman, or such vice chairman is absent, then by the President. The Chairman of the Board shall act as liaison between the Board of Directors and the executive officers of the Corporation and shall be responsible for general oversight of such executive officers. The Chairman of the Board may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so elected or appointed by the Board of Directors. The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.

SECTION 6.7.     President. The President shall, subject to the oversight by and control of the Board of Directors and the Chairman of the Board, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Chairman of the Board fully informed and shall consult them concerning the business of the Corporation. In general, he or she shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these Bylaws, the Board of Directors and such other duties as may be prescribed by the Chairman of the Board or the Board of Directors from time to time.

SECTION 6.8.      Chief Executive Officer. The Chief Executive Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors.

SECTION 6.9.      Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these Bylaws, and (b) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President, the Board of Directors or, if applicable, the Chief Financial Officer.

SECTION 6.10.   Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation,; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the Corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

13

ARTICLE 7

CORPORATE INSTRUMENTS AND

VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 7.1.     Contracts, etc. Subject to the provisions of Section 6.1 of these Bylaws, the Board of Directors may authorize any officer, officers, agent or agents to enter into and/or execute any and all agreements, deeds, bonds, mortgages, contracts and other obligations or instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.2.     Checks, etc. All checks, demands, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3.     Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by such primary financial officer.

SECTION 7.4.     Voting of Securities Owned by Corporation. All stock and other securities of any other corporation owned or held by the Corporation for itself, or for other parties in any capacity, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE 8

SHARES OF STOCK

SECTION 8.1.     Issuance. If the Corporation issues certificates for shares of stock, each stockholder of the Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his or her name on the books of the Corporation, which certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed in the manner permitted by the MGCL. Any or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that except as otherwise provided by the MGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new certificate (or uncertificated shares in lieu of a new certificate) may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. In addition to the above, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the MGCL.

14

SECTION 8.2.     Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct or to provide the Corporation with an indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3.     Transfers. In the case of shares of stock represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary and the Corporation’s transfer agent, if any.

SECTION 8.4.     Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

SECTION 8.5.     Uncertificated Shares. The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

SECTION 8.6.     Beneficial Owners of Stock. Notwithstanding anything to the contrary contained in these Bylaws, the Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification that complies with the requirements established by the Board of Director’s resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

15

ARTICLE 9

DIVIDENDS

SECTION 9.1.     Declaration. Dividends or distributions upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends or distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Charter.

SECTION 9.2.     Reserve. Before payment of any dividend or distribution, there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10

INDEMNIFICATION

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or present or former officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

16

ARTICLE 11

MISCELLANEOUS

SECTION 11.1.   Books. The books of the Corporation may be kept within or without the State of Maryland (subject to any provisions contained in the MGCL) at such place or places as may be designated from time to time by the Board of Directors.

SECTION 11.2.    Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as may be designated by the Board of Directors.

SECTION 11.3.   Ratification. Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

SECTION 11.4.   Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE 12

AMENDMENTS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

# # #

17